Exhibit 99.1

Investors and Media Christopher Oltmann (818) 264-4907

PennyMac Financial Services, Inc. Reports

First Quarter 2015 Results

Moorpark, CA, May 6, 2015 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $47.1 million for the first quarter of 2015, on revenue of $140.3 million. Net income attributable to PFSI common stockholders was $9.0 million, or $0.42 per diluted share.

First Quarter 2015 Highlights

•	Pretax income of $53.2 million, unchanged from the prior quarter

•	Total net revenue of $140.3 million, down 1 percent from the prior quarter

o	Production revenue of $110.8 million, up 53 percent from the prior quarter

o	Servicing revenue of $19.5 million, down 66 percent from the prior quarter

o	Investment Management revenue of $10.0 million, down 4 percent from the prior quarter

•	Total loan production activity of $8.9 billion in unpaid principal balance (UPB), up 12 percent from the prior quarter

•	Servicing portfolio reached $115.2 billion in UPB, up 9 percent from December 31, 2014

•	Net assets under management remained $2.0 billion

1

Notable activity after quarter end:

•	Completed the previously announced acquisition of $15 billion in UPB of Agency Mortgage Servicing Rights (MSR) with associated excess servicing spread (ESS) sold to PennyMac Mortgage Investment Trust (PMT)

•	Entered into a letter of intent to acquire approximately $9 billion in UPB of Ginnie Mae MSRs; expect to close and transfer the portfolio and sell the associated ESS to PMT in early 3Q15[1]

•	Amended PennyMac Financial’s Ginnie Mae MSR financing facility to allow the financing of related ESS by PMT to facilitate continued co-investment by PMT in Ginnie Mae MSR acquisitions

“PennyMac Financial delivered strong earnings in the first quarter, driven by higher volumes and revenue from our loan production business,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “The opportunity in mortgage production is substantial, driven by continued low mortgage rates, the FHA's reduction of its mortgage insurance premium, and limited origination capacity in the market.  While this opportunity also results in higher prepayment activity, which negatively impacted our loan servicing segment during this quarter, we believe that PennyMac Financial is well positioned for continued success in this vibrant market.”

_______________

1 The MSR acquisition by the Company and PMT’s purchase of excess servicing spread are subject to the negotiation and execution of definitive documentation, continuing due diligence and customary closing conditions, including required regulatory approvals. There can be no assurance that the committed amounts will ultimately be acquired or that the transactions will be completed at all.

2

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended March 31, 2015
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$76,979	$(1,601)	$75,378	$–	$75,378
Loan origination fees	16,682	–	16,682	–	16,682
Fulfillment fees from PennyMac Mortgage Investment Trust	12,866	–	12,866	–	12,866
Net loan servicing fees	–	26,776	26,776	–	26,776
Management fees	–	–	–	8,489	8,489
Carried Interest from Investment Funds	–	–	–	1,233	1,233
Net interest income (expense):
Interest income	7,016	1,917	8,933	–	8,933
Interest expense	3,641	8,188	11,829	–	11,829
	3,375	(6,271)	(2,896)	–	(2,896)
Other	913	618	1,531	255	1,786
Total net revenue	110,815	19,522	130,337	9,977	140,314
Expenses	40,132	38,067	78,199	8,877	87,076
Income (loss) before provision for income taxes	$70,683	$(18,545)	$52,138	$1,100	$53,238

Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT, and consumer direct lending.

PennyMac Financial’s loan production activity totaled $8.9 billion in UPB, of which $6.0 billion in UPB was for its own account, and $2.9 billion was fee-based fulfillment activity for PMT. Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $7.8 billion in UPB.

Production segment pretax income totaled $70.7 million, an increase of 87 percent from the fourth quarter due to higher mortgage production volume driven by a decline in mortgage interest rates and the FHA’s reduction in its annual mortgage insurance premium (MIP).

3

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(in thousands)
Net gains on mortgage loans held for sale:
MSR value	$67,028	$59,511	$37,514
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,289)	(1,270)	(1,898)
Provision for representations and warranties	(1,495)	(1,652)	(851)
Cash investment (1)	(15,599)	(20,099)	(5,775)
Fair value changes of pipeline, inventory and hedges	26,733	8,159	5,548
	$75,378	$44,649	$34,538
Net gains (loss) on mortgage loans held for sale by segment:
Production	$76,979	$44,811
Servicing	$(1,601)	$(162)

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business. These services include, but are not limited to: marketing, relationship management, the approval of correspondent sellers and the ongoing monitoring of their performance; reviews of loan data, documentation and appraisals to assess loan quality and risk; and pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT. Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $12.9 million in the first quarter, compared to $11.9 million in the fourth quarter. The increase was driven by a higher average fulfillment fee rate during the first quarter of 45 basis points compared to 41 basis points in the fourth quarter.

Production segment expenses increased to $40.1 million, a 16 percent increase from the fourth quarter, primarily driven by increased headcount to support higher volumes of consumer direct lending.

4

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities. Loan servicing pretax loss totaled ($18.5) million in the first quarter, versus a pretax income of $11.4 million in the fourth quarter. Net loan servicing fees totaled $26.8 million for the quarter, a 57 percent quarter-over-quarter decrease, which included $72.9 million in servicing fees reduced by $24.1 million of amortization and $46.7 million of impairment and fair value losses related to MSRs, offset by a $7.5 million benefit from the change in fair value of the ESS financing and $17.1 million of hedging gains. Lower mortgage rates and the FHA’s unanticipated MIP reduction drove higher actual and projected prepayments, adversely impacting the value of our MSR asset.

The following table presents a breakdown of the net loan servicing fees:

	Quarter ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(in thousands)
Net loan servicing fees:
Loan servicing fees (1)	$72,924	$69,901	$57,319
Effect of MSRs:
Amortization and realization of cash flows	(24,104)	(21,690)	(14,539)
Change in fair value and provision for impairment of MSRs carried at lower of amortized cost or fair value	(46,701)	(8,755)	(3,377)
Change in fair value of excess servicing spread financing	7,536	4,271	4,792
Hedging gains (losses)	17,121	18,551	(431)
Total amortization, impairment and change in fair value of MSRs	(46,148)	(7,623)	(13,555)
Net loan servicing fees	$26,776	$62,278	$43,764

_______________

(1) Includes contractually-specified servicing fees

Servicing segment expenses totaled $38.1 million, an 18 percent decrease from the fourth quarter, primarily driven by a decrease in loss provisions on claims to the government agencies related to defaulted loans and fewer buyouts of delinquent Ginnie Mae loans.

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The total servicing portfolio reached $115.2 billion in UPB at March 31, 2015, an increase of 9 percent from the prior quarter end. Of the total servicing portfolio, prime servicing was $110.8 billion in UPB and special servicing was $4.4 billion in UPB. The Company subservices and services under contract $41.5 billion in UPB, an increase of 5 percent from December 31, 2014, primarily due to new correspondent acquisitions by PMT. PennyMac Financial’s MSR portfolio grew to $72.0 billion in UPB, an increase of 11 percent over the prior quarter, resulting from the acquisition of government-insured loans in correspondent production, consumer direct lending activities, and the acquisition of MSR portfolios totaling $6.4 billion in UPB.

The table below details PennyMac Financial’s servicing portfolio UPB as of March 31, 2015:

	March 31, 2015	December 31, 2014	March 31, 2014
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$39,203,101	$36,564,434	$26,289,208
Acquired	32,782,888	28,126,179	22,912,454
	71,985,989	64,690,613	49,201,662
Mortgage servicing liabilities	421,452	478,581	–
Mortgage loans held for sale	1,288,744	1,100,910	660,470
	73,696,185	66,270,104	49,862,132
Subserviced for Advised Entities	37,138,595	35,416,466	28,200,665
Total prime servicing	110,834,780	101,686,570	78,062,797
Special servicing:
Subserviced for Advised Entities	4,403,831	4,293,479	4,871,875
Subserviced for non-affiliates	–	–	936
	4,403,831	4,293,479	4,872,811
Owned mortgage servicing rights—Acquired	–	–	907,981
Total special servicing	4,403,831	4,293,479	5,780,792
Total loans serviced	$115,238,611	$105,980,049	$83,843,589

Mortgage loans serviced:
Owned
Mortgage servicing rights	$71,985,989	$64,690,613	$50,109,643
Mortgage servicing liabilities	421,452	478,581	–
Mortgage loans held for sale	1,288,744	1,100,910	660,470
	73,696,185	66,270,104	50,770,113
Subserviced	41,542,426	39,709,945	33,073,476
Total mortgage loans serviced	$115,238,611	$105,980,049	$83,843,589

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Investment Management Segment

PennyMac Financial manages PMT and certain private investment funds, for which it earns base management fees and incentive compensation. Net assets under management were approximately $2.0 billion as of March 31, 2015, a decrease of 2 percent from December 31, 2014.

Pretax income for the Investment Management segment was $1.1 million, a decrease of 58 percent from the fourth quarter of 2014. Management fees, which include base management fees and incentive fees from PMT and management fees from the Investment Funds, decreased 15 percent from the prior quarter, primarily due to a $1.2 million decline in incentive fee revenue from PMT.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,730	$5,938	$5,521
Performance incentive	1,273	2,488	2,553
	7,003	8,426	8,074
Investment Funds	1,486	1,596	2,035
Total management fees	8,489	10,022	10,109
Carried Interest	1,233	263	2,157
Total management fees and Carried Interest	$9,722	$10,285	$12,266

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,542,159	$1,578,172	$1,543,282
Investment Funds	413,155	424,182	561,638
	$1,955,314	$2,002,354	$2,104,920

Investment Management segment expenses totaled $8.9 million, a 15 percent increase from the fourth quarter driven by higher overhead allocations.

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Expenses

Total expenses for the first quarter totaled $87.1 million, a 2 percent decrease from the fourth quarter. Compensation expense increased $5.7 million from the fourth quarter to $58.1 million, driven primarily by headcount growth in consumer direct and servicing to support increased volumes of activity, offset by a $10.0 million reduction in servicing expenses due to reduced loss provisions on claims to the government agencies on defaulted loans and fewer buyouts of delinquent Ginnie Mae loans.

Mr. Kurland concluded, “The opportunities available to PennyMac Financial are substantial, both in today’s vibrant market and in the mortgage markets over time. We are capturing increasing economies of scale with higher volumes in loan production and the significant growth of our loan servicing portfolio. We have made significant progress putting in place several key initiatives for PMT, our primary managed entity. We continue to invest in our operations, systems, and management for sustainable success across our businesses. Together, we believe that these initiatives will drive continued growth in revenue and earnings for our shareholders.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Wednesday, May 6, 2015.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol "PFSI." Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent production business and purchased mortgage servicing rights; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014	March 31, 2014
	(in thousands, except share data)
ASSETS
Cash	$82,032	$76,256	$37,376
Short-term investments at fair value	30,275	21,687	40,957
Mortgage loans held for sale at fair value	1,353,944	1,147,884	717,476
Servicing advances, net	242,397	228,630	171,395
Derivative assets	61,064	38,457	21,677
Carried Interest due from Investment Funds	68,531	67,298	63,299
Investment in PennyMac Mortgage Investment Trust at fair value	1,597	1,582	1,793
Mortgage servicing rights	790,411	730,828	529,128
Receivable from Investment Funds	2,488	2,291	3,062
Receivable from PennyMac Mortgage Investment Trust	18,719	23,871	20,812
Furniture, fixtures, equipment and building improvements, net	11,118	11,339	11,227
Capitalized software, net	559	567	718
Deferred tax asset	42,141	46,038	58,206
Loans eligible for repurchase	112,201	72,539	62,508
Other	40,524	37,858	20,911
Total assets	$2,858,001	$2,507,125	$1,760,545

LIABILITIES
Mortgage loans sold under agreements to repurchase	$992,187	$822,621	$567,737
Mortgage loan participation and sale agreement	190,762	143,638	–
Note payable	134,665	146,855	48,819
Excess servicing spread financing at fair value	222,309	191,166	151,019
Derivative liabilities	10,903	6,513	2,155
Mortgage servicing liabilities at fair value	6,529	6,306	–
Accounts payable and accrued expenses	86,945	62,715	49,772
Payable to Investment Funds	32,011	35,908	37,106
Payable to PennyMac Mortgage Investment Trust	130,870	123,315	85,706
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	71,094	75,024	71,671
Liability for loans eligible for repurchase	112,201	72,539	62,508
Liability for losses under representations and warranties	14,689	13,259	8,974
Total liabilities	2,005,165	1,699,859	1,085,467

STOCKHOLDERS' EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 21,657,017, 21,577,686 and 20,879,486 shares, respectively	2	2	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 54, 54 and 61 shares, respectively	–	–	–
Additional paid-in capital	164,656	162,720	154,112
Retained earnings	60,270	51,242	22,372
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	224,928	213,964	176,486
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	627,908	593,302	498,592
Total stockholders' equity	852,836	807,266	675,078
Total liabilities and stockholders’ equity	$2,858,001	$2,507,125	$1,760,545

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Quarter ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$75,378	$44,649	$34,538
Loan origination fees	16,682	12,528	6,880
Fulfillment fees from PennyMac Mortgage Investment Trust	12,866	11,887	8,902
Net loan servicing fees:
Loan servicing fees
From non-affiliates	50,101	48,944	36,100
From PennyMac Mortgage Investment Trust	10,670	11,426	14,591
From Investment Funds	968	(329)	1,477
Ancillary and other fees	11,185	9,860	5,151
	72,924	69,901	57,319
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(46,148)	(7,623)	(13,555)
Net loan servicing fees	26,776	62,278	43,764
Management fees:
From PennyMac Mortgage Investment Trust	7,003	8,426	8,074
From Investment Funds	1,486	1,596	2,035
	8,489	10,022	10,109
Carried Interest from Investment Funds	1,233	263	2,157
Net interest expense:
Interest income	8,933	8,434	4,110
Interest expense	11,829	10,426	6,386
	(2,896)	(1,992)	(2,276)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	107	(26)	115
Other	1,679	2,116	1,303
Total net revenue	140,314	141,725	105,492
Expenses
Compensation	58,144	52,475	42,886
Servicing	9,735	19,732	3,090
Technology	4,938	4,525	2,823
Professional services	2,833	2,958	2,199
Loan origination	4,351	3,602	1,417
Other	7,075	5,200	4,016
Total expenses	87,076	88,492	56,431
Income before provision for income taxes	53,238	53,233	49,061
Provision for income taxes	6,114	7,337	5,523
Net income	47,124	45,896	43,538
Less: Net income attributable to noncontrolling interest	38,096	37,133	35,566
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$9,028	$8,763	$7,972

Earnings per share
Basic	$0.42	$0.41	$0.38
Diluted	$0.42	$0.41	$0.38
Weighted-average common shares outstanding
Basic	21,593	21,549	20,866
Diluted	76,050	76,004	75,952

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